Exhibit 10.27

March 27, 2017

Ramesh Kumar, Ph.D.

Re:          Termination of Voluntary Salary Reduction

Dear Dr. Kumar:

This letter agreement (this “Letter Agreement”) confirms the recent agreement between you and Onconova Therapeutics, Inc. (the “Company”) regarding your compensation from the Company.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement (defined below).

Reference is made to (i) that certain employment agreement between you and the Company, effective July 1, 2015 (the “Employment Agreement”), (ii) that certain letter agreement between you and the Company, dated February 16, 2016 (the “February 2016 Letter Agreement”), pursuant to which your Base Salary, for purposes of Sections 3(a) and 4(d)(1) of the Employment Agreement, was subject to the voluntary Salary Reduction (as defined in the February 2016 Letter Agreement) at your request effective during 2016 starting from January 1, 2016, and (iii) the approval of the board of directors of the Company, dated December 9, 2016, of terminating the voluntary Salary Reduction and returning your Base Salary to the full amount of $543,375 as set forth in the Employment Agreement.

You and the Company have agreed that effective January 1, 2017, the February 2016 Letter Agreement shall be terminated, your Base Salary shall return to the full amount of $543,375 as set forth in the Employment Agreement, and all terms of the Employment Agreement shall be in full force and effect.

This Letter Agreement does not confer upon you any right to continue in service with the Company or otherwise interfere with the right of the Company to terminate your service at any time for any reason.  This Letter Agreement will be construed in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania.  This Letter Agreement contains our entire agreement relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, discussions and understandings regarding this topic.  This Letter Agreement may only be changed by an agreement in writing signed by you and the Company.

Very truly yours,

MICHAEL B. HOFFMAN
Michael Hoffman
Chairman of the Board

AGREED TO AND ACCEPTED:

RAMESH KUMAR, Ph.D.
Ramesh Kumar, Ph.D.

Date:	March 28, 2017

375 Pheasant Run	www.onconova.com	Phone: 267 759 3680
Newtown, PA 18940		Fax: 267 759 3681